Exhibit 10.19

[GUARDANT HEALTH, INC. LETTERHEAD]

[Date]

Dear [Helmy / AmirAli]:
The Compensation Committee of the Board of Directors of Guardant Health, Inc. (the “Company”) has decided to enhance the terms of your severance benefits under the Company’s Executive Severance Plan, as amended (the “Severance Plan”). Capitalized terms used but not otherwise defined herein shall have such meaning as is contained in the Severance Plan.
In the event you experience a Qualifying Termination, other than a CIC Termination, then each outstanding Time-Based Equity Award held by you as of your Date of Termination shall vest and as applicable become exercisable as to the portion of the Time-Based Equity Award that would have vested (and become exercisable, if applicable) over the one-year period following such Date of Termination, had you remained in continuous service during such one-year period (the “Equity Acceleration”). This Equity Acceleration is subject to your execution and, to the extent applicable, non-revocation of a Release and any additional requirements specified in the Plan, and will become effective on the effectiveness of the Release.
Each outstanding Company equity-based award held by you as of your Date of Termination (in connection with a Qualifying Termination that is not a CIC Termination) that is not a Time-Based Equity Award shall be treated in accordance with the applicable award agreement.
This letter is incorporated into the Severance Plan with respect to your participation in the Severance Plan, and the benefits set forth herein shall be in addition to (and shall not be in lieu of or superseded by) the Severance Benefits payable under the Severance Plan. This letter may be delivered electronically and may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. This letter shall be governed by and construed and enforced in accordance with Delaware law without regard to the conflict of laws provisions thereof.

Please confirm your agreement to the foregoing by signing this letter in the space provided below for your signature and returning it to [_______]. Please retain one fully executed original for your files. Should you have any questions regarding this letter, please feel free to call [_______] at [______].

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be executed as of the date first written above.

GUARDANT HEALTH, INC.

By:
[Name]
[Title]

The undersigned hereby accepts and agrees to all the terms and provisions of this letter agreement.
EQUITY AWARD HOLDER

[Name]